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                                                                   EXHIBIT 10.33

                              INDEMNITY AGREEMENT


        THIS INDEMNITY AGREEMENT, dated as of this 18th day of July, 1995, is made by and between DURAKON INDUSTRIES, INC., a Michigan corporation (the "Company"), and David S. Aronow ("Aronow"), for himself and the other Indemnitees hereafter referred to.

        In consideration of the consent of Aronow to serve as a member of the board of directors of the Company, and to induce him so to serve, and in further consideration of the sum of $10.00 paid to the Company, the receipt of which is acknowledged by it, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.   Definitions.

        (a) Indemnitee. For purposes of this Agreement, "Indemnitee" means and includes (i) Aronow, his spouse, heirs, estate, executors, administrators and personal representatives, and (ii) any other entity owned or controlled by the aforementioned person or for which the aforementioned person is an advisor or consultant.

        (b) Expenses. For purposes of this Agreement, "Expense" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he or it is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to the indemnification under this Agreement, the Business Corporation Act of Michigan or otherwise; provided, however, that expenses shall not include any judgements, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

        (c) Proceeding. For the purposes of this Agreement, "Proceeding" means any threatened, pending, or completed action, suit or other proceeding, formal or informal; whether civil, criminal, administrative, investigation or of any other type whatsoever.
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        (d)  Subsidiary.  For purposes of this Agreement, "Subsidiary" means any corporation of which at least fifty (50%) percent of the outstanding voting securities is owned directly or indirectly by the Company.

        (e) Other. For purposes of this Agreement, references to Aronow's service as a director shall include his service on a committee of the board of directors and shall also include his service in any capacity which imposes duties on or involves services by him with respect to an employee benefit plan, its participants or beneficiaries; and Aronow shall be deemed to have acted in the Company's best interests if he acted in a manner he reasonably believed to be in the interest of the participants or beneficiaries of an employee benefit plan.

        2.   Third Party Actions.

        (a) If an Indemnitee was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that Aronow is or was a director or officer of the Company or a Subsidiary, or by reason of anything done or not done by him while serving in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgements, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by such Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding unless Aronow engaged in material, willful misconduct of a culpable nature in the performance of his duties to the Company and could not reasonably have believed such misconduct to have been not opposed to the Company's best interests.

        (b)  Direct and Derivative Actions.   If an Indemnitee was or is a
party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Aronow is or was a director or officer of the Company or a Subsidiary, or by reason of anything done or not done by him while serving in any such capacity, the Company shall indemnify the Indemnitee against any judgements and amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by such Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceeding





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unless Aronow engaged in material, willful misconduct of a culpable nature in the performance of his duties to the Company and could not reasonably have believed such misconduct to have been not opposed to the Company's best interests; provided that the Company shall not be required to indemnify any Indemnitee against an accounting under Section 16(b) of the Securities Exchange Act of 1934 of profits made from the purchase or sale by the Indemnitee of securities.

        (c) No Presumption. The termination of any proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Aronow was guilty of the misconduct referred to in Sections 2(a) and 2(b).

        (d) Other Involvement in Proceedings. If an Indemnitee is involved in a proceeding (including involvement as a witness) other than as a party or as a person who is threatened to be made a party, by reason of the fact that Aronow is or was an officer or director of the Company or a Subsidiary, or by reason of anything done or not done by him while serving in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities actually and reasonably incurred by such Indemnitee in connection with such proceeding.

        3. Partial Indemnification. If an Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgements, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by such Indemnitee in the investigation, defense or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

        4. Mandatory Advancement of Expenses. The Company shall advance all expenses incurred by an Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party or with





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respect to which the Indemnitee is otherwise involved (including involvement as a witness) by reason of the fact that Aronow is or was a director or officer of the Company or a Subsidiary. Aronow hereby undertakes, and each other
Indemnitee shall undertake, to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Aronow or such other Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Aronow or the other Indemnitee within twenty (20) days following delivery of a written request therefor to the Company.

        5.   Notice and Other Indemnification Procedures.

        (a) Promptly after receipt by an Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof; provided that the Indemnitee's failure to so promptly notify the Company shall not relieve the Company of its obligations (whether hereunder or otherwise) to indemnify the Indemnitee.

        (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 5(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

        (c) If the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company may, if it so desires, ask to be allowed to assume the defense of such proceeding, with counsel approved by the Indemnitee and paid for by the Company. While the granting or refusal of such request shall be within the Indemnitee's discretion, the Indemnitee shall not arbitrarily or capriciously refuse.





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        (d)  Liberal  Construction.  This Agreement  shall  be liberally construed in favor of indemnification, reimbursement and advancement of expenses, and there shall be a rebuttable presumption that an Indemnitee is entitled to the same and the Company shall bear the burden of asserting, and of proving by a preponderance of the evidence, that the Indemnitee is not so entitled.

        (e) Suit by Indemnitee. If a claim for indemnification is not paid in full by the Company within twenty (20) days after a written demand therefore has been received by the Company, the Indemnitee making the same may at any time thereafter bring suit against the Company to recover the unpaid amount of such claim. Neither of the following shall be a defense to any suit by an Indemnitee or be entitled to any weight at all:

             (i) The failure of the Company (or of its board of directors or a committee thereof, independent legal counsel, or the shareholders) to have made a determination that indemnification, reimbursement or advancement of expenses is proper;

             (ii) An actual determination by the Company (or by its board of directors or a committee thereof, independent legal counsel, or the shareholders) that an Indemnitee is not entitled to indemnification, reimbursement or advancement of expenses.

        6. Limitation of Actions and Release of Claims. No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Subsidiary against an Indemnitee after the expiration of one (1) year from the act or omission of the Indemnitee upon which such proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one (1) year from the earlier of (a) the date the Company or Subsidiary discovers such facts, or (b) the date the Company or Subsidiary could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any Subsidiary, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing







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of a legal action within such period. This Section 6 shall not apply to any cause of action which has accrued on the date hereof and of which the Company has no actual knowledge apart from the Indemnitee's knowledge.

        7. Non-exclusivity. The provisions for indemnification and advancement of expense set forth in this Agreement are not exclusive of, and shall be in addition to, any other rights which an Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise.

        8. Interpretation of Agreement. This Agreement is to be interpreted and enforced so as to provide indemnification to an Indemnitee to the fullest extent now or hereafter permitted by law. An Indemnitee's rights hereunder shall apply to claims made against such Indemnitee arising out of acts or omissions which occurred prior to the date hereof as well as those which occur after the date hereof.

        9. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement, (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 7 hereof.

        10. Modification. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party against which the same is sought to be enforced.





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        11.  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered by hand, or (b) on the third business day after being deposited in the United States registered or express mail, postage prepaid. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice. Each party agrees to receipt of any notice received promptly upon request.

        12. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Michigan, as applied to contracts between Michigan residents entered into and to be performed entirely within Michigan.

        13. Consent to Jurisdiction. The Company and each Indemnitee hereby irrevocably consent to the jurisdiction of the courts of the State of Michigan and the Company irrevocably consents to the jurisdiction of any court, wheresoever located, in which an Indemnitee brings any action or proceeding which arises out of or relates to this Agreement. The Company agrees not to initiate any such action or proceeding in any state other than Michigan.

        The parties hereto have entered into this Indemnity Agreement effective as of the date and year first above written.

                                   DURAKON INDUSTRIES, INC.


                                   By: ________________________________________
                                       James P. Kelly
                                       Its:  President
                                       2101 N. Lapeer Road
                                       Lapeer, MI 48446


                                   ____________________________________________
                                   David S. Aronow

                                   Address:   1891 Trombly
                                              Detroit, Michigan 48211






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